UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2018 (October 18, 2018)

Date of Report (Date of earliest event reported)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road PO Box 2887 York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – 717-747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE – This Amendment is being filed to amend the Registrant’s Current Report on Form 8-K previously filed with the Commission on October 18, 2018.

CODORUS VALLEY BANCORP, INC.

FORM 8-K/A

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2018, Codorus Valley Bancorp, Inc. (Codorus Valley) issued a Press Release with updated results of operations, in summary form, for the period ended September 30, 2018 compared to the period ended September 30, 2017. The update resulted primarily from the addition of four impaired commercial loans totaling approximately $9,686,000 to nonaccrual status as of September 30, 2018. The change resulted in an increase in the non-performing assets to total loans ratio from .35% to 1.00% at September 30, 2018. The change did not adjust any income related data set forth in the earlier Press Release, as the loans were paid current at that time. The attached Press Release replaces the financial information contained in the original Press Release issued October 18, 2018 and which was attached as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 18, 2018.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

No.        Description

99.1       Press Release of Codorus Valley Bancorp, Inc. dated November 8, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CODORUS VALLEY BANCORP, INC.

Date: November 8, 2018	By:	/s/ Larry D. Pickett
Larry D. Pickett
Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

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